CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-13080, Form F-3 No. 333-7044 and the Form F-3 No. 333-11360
and the related prospectuses, of Trinity Biotech plc, and in the Registration Statements ( Form S-8 No. 33-76384 and Form S-8 No. 333-220) pertaining to the Employee Share Option Plan of Trinity Biotech plc of our report dated April 30, 2002 with respect to the consolidated financial statements of Trinity Biotech plc included in the Annual Report (Form 20-F) for the year ended December 31, 2001.


                                                          /s/Ernst & Young
Dublin, Ireland                                              Ernst & Young
June 28, 2002                                             Registered Auditors